Exhibit 99.2

Unaudited Pro Forma Combined Financial Information
On September 8, 2017, a wholly-owned subsidiary of Pilgrim’s Pride Corporation acquired from JBS S.A. 100% of the issued and outstanding shares of common stock of Granite Holdings S.a.r.l. (formerly Moy Park Lux S.a.r.l.) (“Granite”). We refer to this transaction as the “Moy Park Acquisition.” Granite is predominately comprised of Moy Park Holdings (Europe) Ltd. (“Moy Park”) and its subsidiaries (the “Moy Park Group”).
“Pilgrim’s Pride,” “Pilgrim’s,” “PPC,” “we,” “us,” “our,” “ours,” the “Company” and words of a similar effect are to Pilgrim’s Pride Corporation together with its subsidiaries (other than Granite and its subsidiaries).
The following unaudited pro forma combined financial information presents the unaudited pro forma combined statement of operations based upon combining the following historical financial information of PPC and Granite, after giving effect to the Moy Park Acquisition and adjustments described in the accompanying notes: (1) PPC’s audited historical consolidated financial statements for the fifty-two weeks ended December 25, 2016 and December 27, 2015, and the related notes thereto, which are included elsewhere in this filing; and (2) Granite’s audited historical consolidated financial statements for the years ended December 31, 2016 and December 31, 2015, and the related notes thereto, which are included elsewhere in this filing. The unaudited pro forma combined financial information should be read in conjunction with, and is qualified in its entirety by reference to, such historical financial statements and historical financial information and the related notes contained therein.
JBS S.A., through its indirect wholly-owned subsidiaries (together, “JBS”), beneficially owned 78.6% of the outstanding common stock of Pilgrim’s Pride Corporation as of September 8, 2017. Prior to the Moy Park Acquisition, Granite was a wholly-owned subsidiary of JBS S.A. Accordingly, the Moy Park Acquisition is accounted for as a transaction among entities under common control. Granite was initially recorded by PPC at Granite’s historic carrying value and PPC will include the activities of Granite in its financial statements since the date the entities were first under common control. Pilgrim’s Pride Corporation and Granite came under common control as of September 30, 2015, the date JBS S.A. acquired Granite.
The unaudited pro forma combined financial information is presented for illustrative purposes only to reflect the Moy Park Acquisition, and does not represent what PPC’s results of operations or financial position would actually have been had the Moy Park Acquisition occurred on the dates assumed within Note 1 (Basis of Presentation), or had the combined operations taken place from the earliest date of common control, September 30, 2015. Further, the unaudited pro forma combined financial information does not represent or project Pilgrim’s results of operations or financial position for any future periods. The unaudited pro forma combined financial information is intended to provide information about the continuing impact of the Moy Park Acquisition as if it had been consummated on September 30, 2015, in the case of the unaudited pro forma combined statements of income. The pro forma adjustments are based on available information and certain assumptions that management believes are factually supportable and are expected to have a continuing impact on PPC’s results of operations. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma combined financial information have been made. As Granite and PPC were only under common control as of September 30, 2015, the unaudited pro forma combined statement of operations for the fifty-two weeks ended December 27, 2015 will include the full fifty-two weeks of PPC’s financial information, but only thirteen weeks of Granite’s financial information. Finally, as we filed our Q3 10-Q prior to the filing of this 8-K/A, the effects of the Moy Park Acquisition have already been reflected in the most recent interim statement of operations and balance sheet, and therefore the only periods presented herein are for each of the fifty-two weeks ended December 25, 2016 and

Exhibit 99.2

December 27, 2015 (only inclusive of the thirteen weeks in 2015 for which PPC and Granite were under common control).

Unaudited Pro Forma Combined Statement of Operations
For the Fifty-Two Weeks Ended December 27, 2015
(In thousands)

	Pilgrim's Pride Corporation Historical	Granite Holdings S.a.r.l. (Note 3)	Pro Forma Adjustments	Notes (See Note 5)	Pilgrim's Pride Corporation Combined
Net sales	$8,180,104	$573,554	$—		$8,753,658
Cost of sales	6,925,727	528,734	—		7,454,461
Gross profit	1,254,377	44,820	—		1,299,197
Selling, general and administrative expense	203,881	28,160	—		232,041
Administrative restructuring charges	5,605	140	—		5,745
Operating income	1,044,891	16,520	—		1,061,411
Interest expense, net of capitalized interest	37,548	9,183	12,459	(a)	59,190
Interest income	(3,673)	(170)	—		(3,843)
Foreign currency transaction losses	25,940	196	—		26,136
Miscellaneous, net	(7,682)	(1,386)	—		(9,068)
Income (loss) before income taxes	992,758	8,697	(12,459)		988,996
Income tax expense (benefit)	346,796	(14,381)	(4,348)	(b)	328,067
Net income (loss)	645,962	23,078	(8,111)		660,929
Less: Net income attributable to noncontrolling interest	48	—	—		48
Net income (loss) attributable to Pilgrim's Pride Corporation	$645,914	$23,078	$(8,111)		$660,881

Exhibit 99.2

Unaudited Pro Forma Combined Statement of Operations
For the Fifty-Two Weeks Ended December 25, 2016
(In thousands)

	Pilgrim's Pride Corporation Historical	Granite Holdings S.a.r.l. (Note 3)	Pro Forma Adjustments	Notes (See Note 5)	Pilgrim's Pride Corporation Combined
Net sales	$7,931,123	$1,942,083	$—		$9,873,206
Cost of sales	7,016,763	1,752,190	—		8,768,953
Gross profit	914,360	189,893	—		1,104,253
Selling, general and administrative expense	199,781	112,852	—		312,633
Administrative restructuring charges	1,069	—	—		1,069
Operating income	713,510	77,041	—		790,551
Interest expense, net of capitalized interest	45,921	29,601	49,836	(a)	125,358
Interest income	(1,724)	(970)	—		(2,694)
Foreign currency transaction losses	3,897	335	—		4,232
Miscellaneous, net	(7,219)	(1,830)	—		(9,049)
Income (loss) before income taxes	672,635	49,905	(49,836)		672,704
Income tax expense (benefit)	232,906	4,504	(18,639)	(b)	218,771
Net income (loss)	439,729	45,401	(31,197)		453,933
Less: Net loss attributable to noncontrolling interest	(803)	—	—		(803)
Net income (loss) attributable to Pilgrim's Pride Corporation	$440,532	$45,401	$(31,197)		$454,736

Exhibit 99.2

Notes to Unaudited Pro Forma Combined Financial Information
1. Basis of Presentation
The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma combined statement of operations, expected to have a continuing impact on the combined results. The pro forma adjustments have been prepared to illustrate the estimated effect of the Moy Park Acquisition and certain other adjustments.
Description of Transaction
On September 8, 2017, Onix, a wholly-owned subsidiary of Pilgrim’s Pride Corporation, acquired 100% of the equity of Granite. Granite is a 100% equity-owned subsidiary of JBS S.A. JBS S.A. beneficially owns 78.6% of Pilgrim’s Pride Corporation’s outstanding common stock.
This acquisition is deemed a transaction among entities under common control. Accordingly, PPC accounted for the acquisition of Granite as a transfer of net assets between entities under common control. Granite was initially recorded by PPC at Granite’s historic carrying value and PPC included the activities of Granite in its financial statements as of the date of common control. Pilgrim’s Pride Corporation and Granite came under common control as of September 30, 2015, the date JBS S.A. acquired Granite.
The unaudited pro forma combined financial information were prepared in accordance with the requirements of common control business acquisitions under accounting principles generally accepted in the United States (“U.S. GAAP”).
The audited financial statements included elsewhere in this filing are presented for the Granite Holdings S.a.r.l. (“Granite”). Granite is predominately comprised of the Moy Park Group. In addition to Granite’s investment in Moy Park, the entity holds an insignificant cash balance and incurs limited administrative expenses.
As Granite reports in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”), management converted Granite’s pro forma information from IFRS as issued by the IASB to U.S. GAAP.
The unaudited pro forma combined statements of operations for the fifty-two weeks ended December 25, 2016 and December 27, 2015 (collectively referred to as the “Unaudited Pro Forma Statements of Operations”) have been prepared assuming combined operations from the earliest date of common control, September 30, 2015, and assuming that financing of the Moy Park Acquisition had been completed at the beginning of the earliest period presented.

Exhibit 99.2

2. Aggregate Purchase Price
The Moy Park Acquisition by Pilgrim’s Pride was completed for a purchase price of £1 billion which translated to $1.3 billion USD using the September 8, 2017 Moy Park Acquisition date exchange rate equal to £1/US$1.3099.
The purchase price was funded by the sources of funds as described in the table below (in thousands).

Cash payment at closing	$301,278
Borrowings under short term promissory note	736,806
Cash acquired	(155,616)
Liabilities assumed	426,451
Total purchase price	$1,308,919
The purchase price is subject to change with the final closing statement prepared ninety days post the acquisition date to account for changes in working capital and identified indebtedness and additional transaction costs. Additionally, on September 29, 2017, Pilgrim’s Pride issued $850 million in Senior Notes with which the Company used to repay in full the short term promissory note. Refer to the pro forma adjustment in Note 5 for further discussion of the Senior Notes.
3. Historical Granite Financial Information Adjustments
The historical Granite financial information was adjusted in the following ways: (i) to record entries related to alignment of accounting policies (primarily reclassifications of financial statement line items); (ii) to record the push-down accounting entries related to the original acquisition of Granite by JBS S.A. which were previously recorded at the JBS S.A. level; and (iii) to record IFRS to U.S. GAAP adjustments. Additionally, the below amounts have been translated into U.S. dollars based on the criteria and rates described herein. Finally, PPC and Granite have different period end dates as PPC is based on a fifty-two week year and Granite is based on a calendar year end. For example, Granite’s most recent fiscal year end reporting date was December 31, 2016 whereas PPC’s was December 25, 2016. For purposes of creating the pro forma financial information, no adjustments related to the different reporting dates were made by management as the other entity’s year end differs by 93 days or less from the registrant’s year end, and therefore the registrant would combine its income statements and that of the other entity using their respective fiscal years. Additionally, there are no known significant differences identified by management based on these differing period end dates.

Exhibit 99.2

Unaudited Pro Forma Granite Adjusted Historical Statement of Income
For the Thirteen Weeks Ended December 27, 2015
(In thousands)

	Granite Holdings S.a.r.l. Historical	Granite Holdings S.a.r.l. Reclassified Line Items	Push-down Accounting Entries to Record Purchase Accounting Adjustments Previously Recorded at JBS S.A. Level (Note 4)	Notes (See Note 4)	Granite Holdings S.a.r.l. IFRS to US GAAP Adjustments	Granite Holdings S.a.r.l. Adjusted
	(Three months ended December 31, 2015)					(Thirteen weeks ended December 27, 2015)
	Note 3a(i)	Note 3b(i)	Note 3c(i)		Note 3d(i)
Revenue	$573,554	$(573,554)	$—		$—	$—
Net sales	—	573,554	—		—	573,554
Cost of sales	516,667	12,067	—		—	528,734
Gross profit (loss)	56,887	(12,067)	—		—	44,820
Selling, general and administrative expense	—	26,688	1,472	(4a)	—	28,160
Administrative restructuring charges	—	140	—		—	140
Sales and distribution costs	26,846	(26,846)	—		—	—
Administration expenses	10,598	(10,598)	—		—	—
Other operating costs (income)	121	(121)	—		—	—
Operating income (loss)	19,322	(1,330)	(1,472)		—	16,520
Finance costs	9,183	(9,183)	—		—	—
Finance income	(170)	170	—		—	—
Interest expense, net of capitalized interest	—	9,183	—		—	9,183
Interest income	—	(170)	—		—	(170)
Foreign currency transaction losses	—	196	—		—	196
Miscellaneous, net	—	(1,386)	—		—	(1,386)
Other exceptional costs	140	(140)	—		—	—
Income (loss) before income taxes	10,169	—	(1,472)		—	8,697
Income tax benefit	—	(11,078)	(3,303)	(4b)	—	(14,381)
Taxation	(11,078)	11,078	—		—	—
Net income	$21,247	$—	$1,831		$—	$23,078

Exhibit 99.2

Unaudited Pro Forma Granite Adjusted Historical Income Statement
For the Fifty-Two Weeks Ended December 25, 2016
(In thousands)

	Granite Holdings S.a.r.l. Historical	Granite Holdings S.a.r.l. Reclassified Line Items	Push-down Accounting Entries to Record Purchase Accounting Adjustments Previously Recorded at JBS S.A. Level (Note 4)	Notes (See Note 4)	Granite Holdings S.a.r.l. IFRS to US GAAP Adjustments	Granite Holdings S.a.r.l. Adjusted
	(Year ended December 31, 2016)					(Fifty-two weeks ended December 25, 2016)
	Note 3a(i)	Note 3b(i)	Note 3c(i)		Note 3d(i)
Revenue	$1,942,083	$(1,942,083)	$—		$—	$—
Net sales	—	1,942,083	—		—	1,942,083
Cost of sales	1,709,874	42,316	—		—	1,752,190
Gross profit (loss)	232,209	(42,316)	—		—	189,893
Selling, general and administrative expense	—	107,947	4,905	(4a)	—	112,852
Sales and distribution costs	97,050	(97,050)	—		—	—
Administration expenses	49,454	(49,454)	—		—	—
Other operating costs (income)	2,264	(2,264)	—		—	—
Operating income (loss)	83,441	(1,495)	(4,905)		—	77,041
Finance costs	29,601	(29,601)	—		—	—
Finance income	(970)	970	—		—	—
Interest expense, net of capitalized interest	—	29,601	—		—	29,601
Interest income	—	(970)	—		—	(970)
Foreign currency transaction losses	—	335	—		—	335
Miscellaneous, net	—	(1,830)	—		—	(1,830)
Income (loss) before income taxes	54,810	—	(4,905)		—	49,905
Income tax expense (benefit)	—	10,755	(6,251)	(4b)	—	4,504
Taxation	10,755	(10,755)	—		—	—
Net income	$44,055	$—	$1,346		$—	$45,401
(3a) Granite — Historical

(i)
These are the historical Granite IFRS consolidated statements of income for the fifty-two weeks ended December 31, 2016 and thirteen weeks ended December 31, 2015. As Granite and PPC came under common control on September 30, 2015, only thirteen weeks of Granite financial information are included for 2015. The December 31, 2016 statement of income is directly extracted from the audited IFRS condensed consolidated financial information of Granite. The statement of income for the thirteen weeks ended December 31, 2015 is derived from internal management accounts of Granite. They are prepared in accordance with IFRS as issued by the IASB, and translated from pounds sterling to U.S. dollars using the average exchange rates for the fifty-two week period ended December 31, 2016 and the thirteen week period ended December 31, 2015 equal to £1/US$1.35108 and £1/US$1.51688, respectively.

Exhibit 99.2

(3b) Granite — Reclassified Line Items

(i)
Granite’s reclassified consolidated statements of income for the fifty-two weeks ended December 31, 2016 and thirteen weeks ended December 31, 2015, are based on Granite’s consolidated statements of income for the fifty-two weeks ended December 31, 2016 and thirteen weeks ended December 31, 2015. The December 31, 2016 statement of income is directly extracted from the audited IFRS condensed consolidated financial information of Granite. The statement of income for the thirteen weeks ended December 31, 2015 is derived from internal management accounts of Granite. These statements of income are prepared accordance with IFRS as issued by the IASB, and then adjusted in order to align it with PPC’s accounting policies.

(3c) Push-down accounting entries to record purchase price accounting adjustments previously recorded at JBS S.A. level

(i)
Granite’s audited IFRS consolidated statements of income for the fifty-two weeks ended December 31, 2016 and thirteen weeks ended December 31, 2015 are adjusted for the impact of JBS S.A.’s cost basis, which reflects the fair values assigned to the assets and liabilities of Granite, following its acquisition by JBS S.A. on September 30, 2015. This adjustment also consisted of converting Granite’s information (accounted for in pounds sterling) to U.S. dollars using the average exchange rates for the fifty-two week periods ended December 31, 2016 and thirteen weeks ended December 31, 2015 equal to £1/US$1.35108 and £1/US$ 1.51688, respectively. Refer to Note 4 for further discussion of these adjustments.

(3d) Granite — IFRS to U.S. GAAP Adjustments

(i)
Management performed an analysis of to IFRS to U.S. GAAP differences and related accounting policies. Based on this analysis, management did not identify any adjustments to the statements of operations.

4. Original Purchase Price Unaudited Pro Forma Adjustments
JBS S.A. acquired Granite on September 30, 2015. At the time of JBS S.A.’s acquisition of Granite, purchase price adjustments were not pushed down to the separate accounts of the Granite, which is typical for financial statements prepared in accordance with IFRS as issued by the IASB. These adjustments are to reflect the acquisition related accounting adjustments on the stand alone separate accounts of Granite. The related amortization of intangibles and depreciation of property, plant and equipment are also being reflected within Granite as an adjustment.
(4a) Selling, general and administration expense increased due to depreciation and amortization recorded on the fair value adjustments made to identified intangible assets and property, plant and equipment during the income statement period. The adjustments represent the incremental differences between Granite's basis and JBS S.A.’s basis in these assets.
(4b) Income tax expense decreased as a result of the additional depreciation and amortization expense recorded related to the assets acquired in the original acquisition on September 30, 2015.

Exhibit 99.2

5. Unaudited Pro Forma Adjustments
(a) To record interest expense related to PPC’s sale of $250 million aggregate principal amount of its 5.750% Senior Notes due 2025 (the “Additional 2025 Notes”) and $600 million aggregate principal amount of its 5.875% Senior Notes due 2027 (the “2027 Notes” and, together with the Additional 2025 Notes, the “Notes”). The Additional 2025 Notes were issued at a price of 102.000% of the aggregate principal amount, reflecting a yield to maturity of 5.420%. The issuance of these Notes included $8.8 million in debt issuance costs, which were subsequently capitalized and amortized. The Company used the net proceeds from the sale of the Notes to repay in full the $736.8 million indebtedness outstanding under the promissory note issued on September 8, 2017 used to finance the Moy Park Acquisition.

	For the Thirteen Weeks Ended December 27, 2015	For the Fifty-Two Weeks Ended December 25, 2016
	(In thousands)
Interest expense on Notes	$12,200	$48,800
Amortization of debt issuance costs	259	1,036
Pro forma adjustments to interest expense	$12,459	$49,836
(b) Reflects the income tax effect of pro forma adjustments based on the federal and state statutory rate of 37.4% for the fifty-two weeks ended December 25, 2016 and 34.9% for the fifty-two weeks ended December 27, 2015.